UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release of Intel Corporation (“Intel”) announcing that on August 4, 2010, the Federal Trade Commission (“FTC”) announced preliminary approval of a settlement agreement between the FTC and Intel that resolves all issues related to this proceeding and that will, if finally approved, result in dismissal of the litigation.  The agreement is subject to a thirty day public comment period, after which the FTC can take actions such as approve a final agreement, reopen settlement negotiations with Intel, or reject the agreement and return the matter to litigation.  A copy of the agreement can be found at www.intel.com/pressroom/legal.  Among other provisions, the agreement includes: a statement that the agreement does not constitute an admission that Intel has violated the law or that the facts alleged in the complaint are true; provisions with respect to the treatment and extension of certain intellectual property agreements between Intel and Advanced Micro Devices, Inc., Intel and Nvidia Corp., and Intel and Via Technologies Inc.;  provisions with respect to Intel’s sales, marketing, pricing and promotional activities for certain Intel microprocessors and chipsets; provisions concerning engineering and design changes to certain Intel products; provisions concerning Intel’s actions with respect to product roadmaps; disclosure and other terms with respect to Intel’s compilers and related products; and provisions related to compliance with the agreement.  Intel continues to disagree with the FTC’s allegations that Intel has violated any law.  Nevertheless, Intel believes the settlement is appropriate and in the best interests of its stockholders, employees and customers.  Based on our current understanding and expectations, we do not believe that any changes in our business practices to comply with the agreement will be material to our financial position, results, or cash flows.

Risk Factors

This Form 8-K and attached press release contain forward-looking statements that involve risks, uncertainties and assumptions.  Many factors could affect the agreement and Intel’s actual results, and if the risks or uncertainties ever materialize or the assumptions prove incorrect, Intel’s results may differ materially from those expressed or implied by such forward-looking statements and assumptions.  Intel presently considers the factors set forth below to be the important factors that could cause actual results to differ materially from Intel’s published expectations: risks, uncertainties and assumptions relating to the final approval of the agreement by the FTC and Intel, including the risk that the FTC and Intel do not approve a final agreement, and the FTC resumes the administrative complaint, resulting in an unfavorable ruling against Intel.  An unfavorable ruling could include an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended June 26, 2010.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed as part of this Report:
	Exhibit Number	Description
	99.1	Press Release of Intel Corporation dated August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: August 4, 2010	Cary I. Klafter Corporate Secretary